Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC, AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC, AR CAPITAL, LLC, AR GLOBAL INVESTMENTS, LLC, NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, PETER M. BUDKO, EDWARD M. WEIL, BRIAN S. BLOCK, JONATHAN P. MEHLMAN, EDWARD T. HOGANSON, STANLEY R. PERLA, ABBY M. WENZEL, AND ROBERT H. BURNS,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC)

NOTICE OF SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF HOSPITALITY INVESTORS TRUST, INC. (“HIT” OR THE “COMPANY”) (“CURRENT HIT SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. THIS IS A “DERIVATIVE ACTION,” NOT A “CLASS ACTION.” THUS, THE SETTLEMENT PROVIDES FOR PAYMENTS DIRECTLY TO HIT AND THERE IS NO CLAIM FORM FOR COMPANY SHAREHOLDERS TO COMPLETE.

I.	Purpose of this Notice

Pursuant to an Order of the United States District Court for the Southern District of New York (the “Court”), dated February 5, 2020 (the “Preliminary Approval Order”), this Notice is to inform you of: (i) the existence of this derivative action (the “Derivative Action”); and (ii) the proposed settlement (the “Settlement”) of the Derivative Action, as provided for in the Stipulation and Agreement of Settlement, Compromise, and Release dated February 3, 2020 (the “Stipulation”). This Notice describes the rights you may have in the Derivative Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

The terms of the Settlement are set forth in the Stipulation and only summarized in this Notice. The Settlement is subject to approval by the Court. A copy of the Stipulation may be obtained from the Investor Relations section of the Company’s website, www.hitreit.com or by accessing the websites of Plaintiff’s Counsel or by contacting them (see Section X below). The Stipulation has also been filed with the Clerk of the Court.

The Settlement provides for monetary settlement payments to HIT of $15,181,108.47 in the aggregate. The Settlement further requires certain Defendants to tender an aggregate of 83,504 shares of Company common stock to HIT.

Plaintiff and Plaintiff’s Counsel will make an application to the Court (“Fee Application”) for an award of fees and litigation expenses in the aggregate amount of $2,250,000 (“Proposed Fee Award”), which also includes a proposed $2,500 contribution award for Plaintiff. Any award of attorney’s fees, litigation expenses, and contribution award that the Court may award (“Court-Approved Fee Award”) will be paid by HIT.

The Settlement also requires the Company to pay certain legal fees incurred by the Defendants in connection with this lawsuit, which the Company is legally required to pay.

On June 9, 2020 at 10:30 a.m., the Honorable Valerie Caproni, United States District Court for the Southern District of New York, Courtroom 443, 40 Foley Square, New York, New York 10007, will hold the Settlement Hearing to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate; (ii) determine whether Judgment should be entered pursuant to the Stipulation; (iii) consider Plaintiff’s Counsel’s Fee Application; (iv) consider Plaintiff’s application for a contribution award; (v) consider any objections to the Settlement submitted in accordance with this Notice; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. The Court has the right to adjourn the Settlement Hearing without further notice.

This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in this Derivative Action or the fairness or adequacy of the proposed Settlement.

II.	Background of the Derivative Action

On February 26, 2018, Plaintiff, an HIT shareholder, initiated this Derivative Action asserting claims on behalf of the Company for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, and unjust enrichment, and seeking declaratory judgment. The Derivative Action asserts claims against:

•	American Realty Capital Hospitality Advisors, LLC (HIT’s former “Advisor”);
•	American Realty Capital Hospitality Properties, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (together HIT’s former “Property Managers”);
•	AR Capital, LLC and AR Global Investments, LLC (together, “AR Capital” and collectively with the Advisor and Property Managers, the “AR Entity Defendants”);
•	Nicholas S. Schorsch (“Schorsch”), William M. Kahane (“Kahane”), Peter M. Budko (“Budko”), Edward M. Weil (“Weil”), and Brian S. Block (“Block” and collectively with Schorsch, Kahane, Budko, and Weil the “AR Individual Defendants” and together with the AR Entity Defendants, the “AR Defendants”);
•	Stanley R. Perla (“Perla”), Abby M. Wenzel (“Wenzel”), and Robert H. Burns (“Burns” and collectively with Perla, Wenzel, and Burns, the “Independent Director Defendants”);
•	Edward T. Hoganson (“Hoganson”); and,
•	Jonathan P. Mehlman (“Mehlman”).

Prior to filing the Derivative Action, Plaintiff made a demand upon HIT’s Board, through a letter dated July 14, 2017, demanding that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to certain events including: (1) the November 11, 2015 amendment to the advisory agreement between the Company and Advisor (“Advisory Agreement”) pursuant to which the Company would make payments of asset management fees to the Advisor in the form of cash rather than in the form of subordinated participation interests in the Company’s operating partnership; and (2) the Company’s entry into the “Framework Agreement” on January 13, 2017 pursuant to which the Company would make payments to the Advisor and to the Property Managers in connection with the termination of the Advisory Agreement and the Company’s internalization of the Company’s management function (“July 2017 Demand”).

Between August 2017 and December 2017, Plaintiff’s Counsel and the Company’s counsel had meetings and other communications relating to the July 2017 Demand, and the Company provided Plaintiff’s Counsel with non-public documents, subject to a non-disclosure agreement.

On December 12, 2017, Plaintiff sent a second demand letter through which Plaintiff demanded that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to the Company’s property management arrangements with the Property Managers, which Plaintiff contended were improper (“December 2017 Demand”).

On February 26, 2018, Plaintiff initiated the Derivative Action by filing the initial complaint with the Court. Subsequently, on March 15, 2018, a second Company shareholder, Dr. Stuart Wollman (“Wollman”), sent a demand letter to the Board which generally restated many of the claims asserted in the Derivative Action (“Wollman Demand Letter”).

On March 21, 2018 and May 1, 2018, the Board adopted resolutions forming a Special Litigation Committee (“SLC”) vested with the authority to investigate the allegations made in connection with the July 2017 Demand and December 2017 Demand, the Derivative Action, and the Wollman Demand Letter, and to evaluate whether the Company should allow the claims asserted in the Derivative Action to proceed, to prepare any reports, and take such other actions that the SLC deemed appropriate in its sole authority.

Between May 2018 and October 2019, the SLC, with the assistance of independent counsel, investigated such allegations, including collecting and reviewing documents from the Company and conducting 19 separate interviews with 10 individuals. On October 11, 2019, the SLC issued its 147-page report (“SLC Report”) and submitted the SLC Report to the Court. In sum, the SLC determined that: (i) it was appropriate to pursue certain claims asserted in the Derivative Action against Schorsch, Kahane, Budko, Weil, Block, the Advisor, the Property Managers, and AR Capital; and (ii) that it was not appropriate to pursue claims against Hoganson, Perla, Wenzel, or Burns. The SLC also determined that it was appropriate to pursue certain claims against Mehlman. Prior to issuance of the SLC Report, the SLC negotiated a settlement-in-principle with Mehlman.

Between June 2019 and December 2019, Plaintiff’s Counsel engaged in extensive settlement discussions concerning a potential resolution of the Derivative Action with counsel for all Defendants other than Mehlman, namely the AR Defendants, the Independent Director Defendants, and Hoganson (collectively the “Stipulating Defendants”). Two separate in-person mediation sessions were held: one with the Honorable James R. Epstein (retired), a JAMS mediator, on September 11, 2019, and one with Lawrence W. Pollack, Esquire, a JAMS mediator, on November 8, 2019. Following the November 8, 2019 mediation session, the parties engaged in frequent and intensive settlement discussions using the services of Mr. Pollack. On December 27, 2019, after months of extensive discussions, arm’s-length negotiations, participation in in-person and telephonic mediation sessions, and exchange of settlement proposals and counter-proposals, Plaintiff reached an agreement-in-principle with the Stipulating Defendants.

The Settlement includes the settlement terms that Plaintiff negotiated with the Stipulating Defendants and the settlement terms that the SLC negotiated with Mehlman, the current CEO of the Company.

On January 29, 2020, Wollman filed a complaint in the Court and asked that it be designated as related to this Action. That action is captioned Stuart Wollman v. Hospitality Investors Trust, Inc., Civil Action No. 1:20-cv-00798 (S.D.N.Y.)(“Wollman Complaint”).

III.	Why is there a Settlement?

The Court has not decided in favor of the Defendants or the Plaintiff.

Plaintiff, with the concurrence of the Company and the SLC, has agreed to settle the Derivative Action with the Defendants pursuant to the terms and conditions of the Stipulation, subject to Court approval. The Settlement was reached after considering:  (a) the substantial benefits provided under the proposed Settlement; (b) the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, including the difficulties and delays inherent in such litigation, and the defenses to the claims alleged in the Derivative Action; (c) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation; and (d) Plaintiff’s Counsel extensive investigation into the law and facts underlying the claims, which included (i) inspecting, reviewing, and analyzing the Company’s SEC filings and public documents; (ii) reviewing and analyzing all Company formation documents and contracts with the Company’s affiliates, including the Company’s insurance policies; (iii) researching and briefing the applicable law and the potential defenses thereto; (iv) reviewing and analyzing the Company’s production of documents in response to the July 2017 Demand and December 2017 Demand, including non-public documents; (v) reviewing and analyzing the SLC Report, its findings and documents in connection therewith; and (vi) participating in meetings and discussions with Company representatives and counsel for Stipulating Defendants, including participating in two in-person mediation sessions and drafting, reviewing, and exchanging briefs and other documents outlining the parties’ respective positions in this Derivative Action.

The Defendants have denied, and continue to deny, each and every claim and contention alleged or asserted in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, to the extent they owed any such duties to HIT, and other legal obligations, at all times. Further, the Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and deny that they ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to the Company or its stockholders, or any wrongdoing whatsoever. The AR Defendants further expressly maintain that all of the Settled Claims were barred by broad mutual releases entered between the AR Defendants and the Company in 2017, and that there is no basis to vitiate those binding releases. The Defendants agreed to enter into the Stipulation solely to eliminate the burden, disruption, and distraction inherent in further litigation. Had the terms of this Stipulation not been reached, the Defendants would have continued to contest vigorously the allegations in the Derivative Actions, and the Defendants maintain that they had and have meritorious defenses to all claims alleged or claims that could have been alleged in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report.

IV.	The Settlement

The Settlement requires the Stipulating Defendants to cause their insurers (the “Insurers”) to make a cash settlement payment to HIT of $14,931,108.47 (“Stipulating Defendants Monetary Settlement Amount”). The Settlement also requires the AR Entity Defendants to tender 66,555 shares of Company common stock to HIT (“AR Stock Settlement Consideration”).

The Settlement further requires Mehlman to make a cash settlement payment to HIT of $250,000 and to tender 16,949 shares of Company common stock to HIT. As noted above, a settlement-in-principle with Mehlman was reached about six months before the settlement with the AR Defendants.

V.	Dismissal and Releases

The Derivative Action and the Settled Claims (defined below) will be dismissed with prejudice as to the Defendants upon the occurrence of the Effective Date (defined below). The full terms of the release and discharge of the claims are set forth in the Stipulation. The following is only a summary of the important terms used in the Settlement releases:

•	“Releasing Persons” means Plaintiff, Plaintiff’s Counsel, the Company, the SLC, the SLC’s Counsel, and their corporate families, parent entities, controlling persons, associates, affiliates, operating partnerships, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns, and any other person or entity acting by, through, under, on behalf of, or in concert with any of them.

•	“Released Persons” means any and all Defendants and any of their families, corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present, officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.

•	“Settled Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted by, through, under, on behalf of, or in concert with a Releasing Person, in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), that the Releasing Persons ever had, now have, or may have had against Released Persons by reason of, arising out of, relating to or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly to the allegations in: (1) the Derivative Action, (2) the July 2017 Demand and December 2017 Demand; (3) the Wollman Demand Letter; and (4) the allegations and findings in the SLC Report.

•	“Effective Date” means the latter of the date on which the order of the Court (a) approving the Settlement, (b) dismissing the Derivative Action with prejudice as to the Defendants, or (c) dismissing the Wollman Complaint pursuant to Federal Rule Civil Procedure 12 with prejudice as to HIT and the Defendants who are named in the Wollman Complaint (subject to any agreement among the Parties to waive this condition (c)), becomes Final.

The following provides a summary of the terms of the Settlement:

•	Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Settled Claims. The Releasing Persons shall also be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the release in accordance with the Stipulation.

•	Upon the Insurers’ payment of the Stipulating Defendants Monetary Settlement Amount, the AR Defendants shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged their right to further coverage under their insurance policies, and/or their right to indemnification or contribution under applicable law or applicable agreement, with respect to the AR Stock Settlement Consideration only.

•	Upon the Effective Date, the Defendants and the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons, the other Released Persons, and the other Defendants from all claims, debts, demands, rights, or causes of action or liabilities, whether known or unknown, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Settled Claims, the investigation conducted by or on behalf of the SLC, and the preparation, dissemination and filing of the SLC Report, provided however that except as set forth in Section 3.3 of the Stipulation this provision in no way limits any right to advancement and/or indemnification under any applicable agreement or applicable law that may be available to the Released Persons and Defendants.

•	As to the Settled Claims, upon the Effective Date, the Releasing Persons expressly waive any protections afforded by California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, the Releasing Persons also expressly waive any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code Section 1542.

The Stipulation provides that the Releasing Persons acknowledge, and the HIT shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which the release pursuant to the Stipulation is a part.

•	Nothing set forth in the Stipulation will in any way invalidate, impair, restrict, or modify the validity or scope of the Mutual Waiver and Release dated March 31, 2017, entered into by the Company and certain of the AR Defendants, among others.

•	Nothing set forth in the Stipulation will in any way impair or restrict the rights of the Releasing Persons to enforce the terms of the Stipulation, the Preliminary Approval Order, the Final Order and Judgment or the Fee Award.

VI.	Plaintiff’s Counsel’s Fees and Expenses

Plaintiff’s Counsel have not been paid for their work in connection with the Derivative Action, nor have they been reimbursed for their out-of-pocket expenses. The SLC and Company acknowledge that Plaintiff’s Counsel’s work in connection with the Derivative Action conferred a substantial benefit on the Company. Accordingly, after extensive arm’s-length negotiations between the Company and SLC (on the one hand) and Plaintiff’s Counsel (on the other hand), including negotiations in which Mr. Pollack (the JAMS mediator) participated, the SLC and the Company agreed to pay Plaintiff’s Counsel $2,250,000 (“Proposed Fee Award”), which is inclusive of fees and litigation expenses and a $2,500 case contribution payment to the Plaintiff, subject to Court approval. The Defendants take no position on the Fee Application. The final approval of the Settlement is not conditioned on final resolution of the Fee Application.

VII.	Defense Costs

Pursuant to the Company’s Charter and Stipulation, the Company will continue to advance and/or indemnify all defense costs, including fees and expenses, incurred on or after December 1, 2019. Pursuant to the Stipulation, the Defendants agree that any and all legal fees and costs beginning as of December 27, 2019 (the date that Plaintiff reached a settlement-in-principle with the Stipulating Defendants) will be incurred only if reasonably necessary to consummate the Settlement, effectuate and implement all terms and conditions of this Stipulation, and to accomplish the terms and conditions of the Stipulation.

VIII.	The Right to Object and be Heard at the Hearing

Any Current HIT Shareholder may object to the proposed Settlement or Proposed Fee Award and may appear at the Settlement Hearing, at the shareholder’s own expense, individually or through counsel of the shareholder’s choosing. To do so, the Current HIT Shareholder must file a written objection with the Clerk of the Court and serve it by hand or by first class mail on Counsel for the Parties listed below, on or before May 26, 2020, setting forth:

(1) proof of current ownership of HIT common stock, including the number of shares of HIT common stock currently owned and the date the shareholder purchased those shares;

(2) the shareholder’s name, address and telephone number;

(3) a statement of the objection and the basis of the objection;

(4) any and all documentation or evidence in support of such objection, including the identities of any witness the objecting shareholder intends to call at the Settlement Hearing; and

(5) whether the objecting shareholder intends to appear at the Settlement Hearing, whether in person or through counsel.

The Clerk’s Address:
Clerk of the Court U.S. DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK 500 Pearl Street Room 120 New York, NY 10007

Representative Counsel for Plaintiff:	Counsel for Hospitality Investors Trust, Inc.:	Representative Counsel for Defendants:
Kimberly M. Donaldson-Smith Chimicles Schwartz Kriner & Donaldson-Smith LLP 361 West Lancaster Avenue Haverford, PA 19041 (610) 642-8500 (Phone) (610) 649-3633 (Fax)	David W. Heck Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000 (Phone) (212) 969-2900 (Fax)	Audra J. Soloway Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000 (Phone) (212) 492-0289 (Fax)

Any Current HIT Shareholder who files and serves a timely, written objection in accordance with the instructions above may appear at the Settlement Hearing, either in person or through counsel retained at the objector’s expense. An objecting shareholder is not required to attend the Settlement Hearing, however, in order to have the objection considered by the Court.

Any HIT Shareholder who does not timely file and serve an objection in accordance with the above shall be foreclosed from objecting to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

Any HIT Shareholder who does not object in the manner prescribed above will be deemed to have waived any objection to any aspect of the proposed Settlement or the Proposed Fee Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising any objection or request to be heard in this or any other action or proceeding.

IX.	Conditions for Settlement

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things:

•	Entry by the Court of the Final Order and Judgment, substantially in the form of Exhibit B attached thereto;
•	The Final Order and Judgment becoming Final; and,
•	The dismissal of the Wollman Complaint pursuant to Federal Rule Civil Procedure 12 with prejudice as to HIT and the Defendants who are named in the Wollman Complaint becoming Final.

Unless otherwise agreed to by the Parties, if, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void.

X.	Further Information

There is additional information concerning the Settlement available in the Stipulation. You may inspect the Stipulation during business hours at the office of the Clerk of the Court, District Court for the Southern District of New York, 500 Pearl Street, Room 120, New York, New York 10007. Inquiries or comments about the Settlement may also be directed to the attention of Plaintiff’s Counsel as follows:

Nicholas E. Chimicles	Paul D. Malmfeldt
Kimberly M. Donaldson-Smith	Leslie A. Blau
CHIMICLES SCHWARTZ KRINER & DONALDSON-SMITH LLP	BLAU & MALMFELDT
361 West Lancaster Avenue	566 West Adams Street, Suite 600
Haverford, PA 19041	Chicago, Illinois 60661-3632
Tel: (610) 642-8500	Tel: (312) 443-1600
Fax: (610) 649-3633	Fax: (312) 443-1665
Website: www.chimicles.com	Website: www.blau-malmfeldt.com
Email: kmd@chimicles.com	Email: pmalmfeldt@blau-malmfeldt.com

PLEASE DO NOT CALL THE COURT OR CLERK FOR INFORMATION